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                                                                   EXHIBIT 99.2


                          BOOKKEEPING SERVICES AGREEMENT


         This Bookkeeping Services Agreement is entered into as of the Effective Date, between Franchise Services Company, LLC, a Delaware limited liability company ("FSC"), and F & H Restaurant Corp. ("Client").

                                    RECITALS:

         FSC provides outsourced payroll and bookkeeping services. Client desires to outsource to FSC certain payroll and bookkeeping functions.

                                   AGREEMENT:

         In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

         1. Term. The term of this Agreement (the "Term") commences at 12:01 a.m. on the Effective Date, and continues through 12:01 a.m. on the Termination Date.

         2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accounting Period" means each of either (a) the thirteen periods included in any fiscal year of Client (based on thirteen periods of twenty-eight days) or (b) the twelve periods included in any fiscal year of Client.

         "Agreement" means this Agreement, together with any amendments and restatements.

         "Banking Day" means a day on which banks are not required or authorized to close in Wichita, Kansas, and in each state in which Client does business, as appropriate.

         "Business Day" mans each day on which FSC's office in Wichita, Kansas is open for regular transaction of business.

         "Calendar" means the calendar attached as Exhibit D marked to indicate the dates for performance of certain tasks during the Term.

         "Change Notice" means the form of Change Notice, attached as Exhibit A.

         "Delayed Payment Invoice" means the form of Delayed Payment Invoice, attached as Exhibit B.

         "Effective Date" means the date indicated on the Client Information Schedule as the Effective Date.

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         "Franchise Agreement" means the franchise or similar agreement between
Client and its Franchisor, together with all amendments and restatements, and all related agreements.

         "Franchisor" means the Person which has granted to Client rights to operate the Stores.

         "Information Folder" means the folders and related information to be provided by Client pursuant to this Agreement, to be in form and content as required by FSC.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lien" mans any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under any Law.

         "License" means, as to any party, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or Person necessary or appropriate for any party to own, maintain, or operate its business or property, including, but not limited to, the performance of its obligations and rights under this Agreement and otherwise with respect to the program.

         "Operations Date" means 12:01 a.m. on the date when al conditions precedent in Section 10 are satisfied.

         "Payroll Payment Date" means each of the dates specified as a Payroll Payment Date on the Client Information Schedule.

         "Payroll Polling Date" means each of the dates specified as a Payroll Polling Date on the Client Information Schedule.

         "Person" means and includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or Tribunal.

         "Program" means the accounting, payables, receivables, and record keeping services to be provided by FSC pursuant to this Agreement.

         "Program Assets" means the real and personal property owned and leased by FSC and utilized in the operation of the Program.

         "Representatives" means a Person's affiliates, directors, officers, employees, agents, or representatives, including, without limitation, the Person's financial advisors, auditors, consultants, and counsel, and with respect to Client, Franchisor.

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         "Stores" means the facilities listed on Schedule 1 (as it may be amended), together with all other similar facilities developed or acquired by Client during the Term.

         "Termination Date" means the date indicated on the Client Information Schedule as the Termination Date.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court of governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Vendor Approval" means the form of Vendor Approval, attached as Exhibit C.

         3. Time. Unless otherwise specified, all references to time are deemed references to Wichita, Kansas time.

         4. Services. During the Term, PSC will provide to Client the following services in accordance with the provisions of this Agreement:

         4.1 Deposit Accounts.

                  (a) Disbursal Account. Client has established the deposit account described on the Client Information Schedule as the Disbursal Account (the "Disbursal Account"). During the Term (and thereafter until all amounts due FSC under this Agreement are finally paid in full), FSC shall prepare checks drawn on and cause funds to be transferred from the Disbursal Account for the purpose of making payments for the benefit of Client pursuant to Sections 4.3 and 4.6.

                  (b) Store Depository Accounts. Client has established the deposit account for each Store described on Schedule 1 (each, a "Store Depository Account"). During the Term (and thereafter until all amounts due FSC under this Agreement are finally paid in full), Client shall be solely responsible for causing (i)a all receipts of each store to be deposited to the respective Store Depository Account by the next Banking Day following the date of receipt and (ii) the bank at which each Store Depository Account is maintained to transfer all amounts on deposit in such account to the Concentration Account by wire transfer not later than the last Banking Day of each Accounting Period. Client may maintain a single deposit account for more than one Store; provided, each Store is assigned a unique subaccount or other tracking number and all funds allocable to such Store are segregated by the subaccount or other tracking number.

                  (c) Concentration Account. Client has established the deposit account described on the Client Information Schedule as the Concentration Account ("Concentration Account") for accumulating the funds deposited by Client in the Store Depository Accounts pursuant to Section 4.1(b). During the Term (and thereafter until all amounts due FSC under this Agreement are finally paid in full), Client shall be solely responsible for causing transfers of funds to the Disbursal Account and the Payroll Account as required by Section 4.1(e).

                  (d) Payroll Account. Client has established the deposit account described on the Client Information Schedule as the Payroll Account (the "Payroll Account"). During the


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Term (and thereafter until all amounts due FSC under this Agreement are finally paid in full), FSC shall prepare checks drawn on and cause to be made funds transfers from the Payroll Account for the purpose of making payments for the benefit of Client pursuant to Sections 4.3 and 4.6.

                  (e) Funds Availability. Client is solely responsible to either
(i) keep adequate funds in each deposit account described in Sections 4.1(a) through (d), or (ii) make arrangements with the Bank at which each such deposit account is maintained to fund such deposit account, in each case in an amount necessary to pay all checks and other instruments issued on and funds transferred from such deposit account in accordance with the terms of such check, instrument or transfer. Unless otherwise indicated on the Client Information Schedule, the Disbursal Account and the Payroll Account shall be maintained as a "zero balance account."

                  (f) Statement Reconciliation. FSC will reconcile the account statements for all Store Depository Accounts, the Concentration Account, the Payroll Account and the Disbursal Account with the general ledger and reconcile discrepancies. These cash accounts will be reconciled every period prior to the closing of the next period.

                  (g) Account Verification. After the close of business of each Store on each Banking Day (or on the next Banking Day on which account information is provided by the bank at which the account is located), FSC shall compare deposits made to each Store Depository Account and information in receipts obtained by polling the point of sale system in the related Store (subject to Section 5). FSC shall send to Client notice of any variance, for any day, of an amount equal to or greater than the variance amount specified on the Client Information Schedule.

                  (h) Account Statements and Information. Client shall cause each bank to deliver to FSC copies of all statements for the Disbursal Account, the Concentration Account, the Payroll Account and all Store Depository Accounts. For each bank which maintains a Store Depository Account, the Disbursal Account, the Concentration Account and the Payroll Account and which makes available to its commercial customers an "on-line" banking system (including any system providing for internet or other access) which permits access to information related to deposit accounts, Client shall provide, and cause each such bank to provide, to FSC all codes, passwords, software and information necessary for FSC to make use of such "on-line" system and access and use all such account information.

                  (i) Service Charges. Client is solely responsible for all bank service charges and fees associated with any Store Depository Account, the Disbursal Account, the Payroll Account and the Concentration Account including all chargebacks and returned items.

                  (j) Property of Client. Each Store Depository Account, the Concentration Account, the Payroll Account and the Disbursal Account, all money and other property at any time on deposit therein and all related books and records are the property of Client, subject to the Lien in favor of and benefiting FSC provided in Section 20 (together with any other Lien).


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                  (k) Client Money. FSC will not advance any funds to or
otherwise extend credit for the benefit of Client. All payables of Client to be processed by FSC pursuant to this Agreement will be paid from deposit accounts of Client with monies of Client.

                  (l) Check Stock. All checks issued against any depository account described in Section 4 or otherwise for the benefit of Client shall be issued on checks identifying Client as the sole drawer. Such checks shall be issued on separate check stock of Client or, at the option of FSC, generated by FSC.

         4.2      Receivables Collection.

                  (a) Delayed Payments. For all delayed payment sales (sales on open account), Client shall complete and send to FSC a Delayed Payment Invoice for each separate sale and attach a copy of the check in payment to the Delayed Payment Invoice. Client needs to deposit into the Concentration Account all checks representing receipts for delayed payments. Client remains responsible for the collection of receivables accounts.

                  (b) Credit and Debit Cards. All payments made by and obligations in respect of credit and debit card charges will be handled in accordance with the Client Information Schedule.

         4.3      Payables.

                  (a) Payroll. On each Payroll Polling Date, FSC shall poll all Stores and other facilities of Client that are equipped with systems capable of being polled to determine the hours worked by each employee during each pay period. For any Store or other facility of Client not equipped with systems capable of polling by FSC, Client shall install in such store or stores the systems necessary for polling by FSC as described in Section 5. FSC shall prepare payroll checks issued on the Payroll Account, each check to be dated the Payroll Payment Date, and ship the checks to the appropriate Store or other facility for receipt at the Store or other facility on the Payroll Payment Date. The payroll payment date is expected to be the Monday or Tuesday following the pay period. Until otherwise notified by Client, FSC will maintain all wage rates and all deductions for all employees of Client as they existed on the Effective Date. Client shall provide data to FSC concerning all changes with respect to the employees (particularly changes in wage rate(s), taxes, tax rates and benefits deductions) in the form of a Change Notice. Unless otherwise indicated in any Change Notice, FSC shall change information related to this Section 4.3(a) effective as of the pay period beginning immediately after the date of receipt by FSC of such Change Notice.

                  (b) Benefits. Until otherwise notified by Client, FSC shall prepare checks for payment to all benefits providers described on the Client Information Schedule, in accordance with the information on the Client Information Schedule, from the Disbursal Account, and ship them to the appropriate payee. Unless otherwise indicated in any Change Notice, FSC shall change information related to this Section 4.3(b) effective as of the pay period beginning immediately after the date of receipt by FSC of such Change Notice.

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                  (c) Employee Tax Payments. Until otherwise notified by Client,
FSC will maintain all periodic payroll tax deductions for all employees of Client as they existed on the Effective Date and shall prepare checks for payment of all periodic payroll tax deposits for Client and ship them to the appropriate Tribunal. Unless otherwise indicated in any Change Notice, FSC shall change information as of the pay period beginning immediately after the date of receipt by FSC of such Change Notice.

                  (d) Garnishment. Client will include in each Information Folder all materials related to garnishment of employees received by Client during such week together with a Change Notice with respect to each employee. FSC will deduct the applicable amounts from the paycheck(s) of the affected employee including a court approved fee, prepare a separate check in the amount to be withheld, and ship the check to the appropriate court or other Person based solely on information provided by Client and collect the fee for the service. FSC has no responsibility to prepare any response to any court, determine any amount to be withheld (which amount must be clearly stated in the Change Notice), determine the payee (which payee and its address must be clearly stated in the Change Notice) or determine the final withholding amount or date.

                  (e) Employee Bonuses. Until otherwise notified by Client, FSC will not accrue amounts or prepare checks for any employee bonuses or incentives. Client shall deliver to FSC a Change Notice to notify FSC of any desired accrual amounts or payments for employee bonuses and incentives. Unless otherwise indicated in any Change Notice, FSC shall initiate or change information as to bonus and incentive accruals as of the pay period beginning immediately after the date of receipt by FSC of such Change Notice. After receipt of a Check Request together with all information necessary to process payment of bonuses and incentives, FSC will prepare bonus and incentive checks issued on the Payroll Account and ship the checks to the Person named in the Check Request. Any obligation of FSC to calculate or prepare payment of any bonus shall be subject to agreement between FSC and Client as to a separate fee for such services.

                  (f) Vendor Approval. FSC will not cause any account payable to be paid unless the conditions in Section 4.3(f)(i) or (ii), as appropriate, are satisfied:

                  (i) Approved Vendors. FSC shall cause all invoices of each vendor for whom Client has delivered to FSC a completed Vendor Approval to be paid in accordance with the terms of the invoice. FSC may assume the validity of all invoices issued by each such vendor and shall cause each such invoice to be paid without further consent by Client.

                  (ii) Non-Approved Vendors. FSC shall cause to be paid each invoice not issued by a vendor for whom Client has delivered to FSC a completed Vendor Approval only upon receipt by FSC of a Check Request for such invoice and all information required by Section 4.3(k).

                  (g) Rent. Until otherwise notified by Client, FSC will make recurring real and personal property rent payments for the Stores and other facilities and personal property at the same monthly or other rate paid and on the dates specified on Schedule 1 with respect to each


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lease. FSC shall prepare rent checks issued on the Disbursal Account and ship them to the appropriate payee. Unless otherwise indicated in any Change Notice FSC shall change information related to this Section 4.3(g) effective as of the first day of the next calendar month beginning immediately after the date of receipt of such Change Notice.

                  (h) Agreement. FSC shall send to Client an invoice not later than two Business Days after the last day of each Accounting Period for all fees and other amounts due under this Agreement. Contemporaneously with FSC's preparation of each invoice, it will prepare a check issued on the Disbursal Account in payment of such invoice and apply the amount of such check to amounts due FSC under this Agreement. Should funds not be available to pay amounts due FSC, then FSC will stop service immediately unless Client has a one-month deposit with FSC as collateral, which will then grant Client five calendar days to cure.

                  (i) Taxes. FSC shall prepare checks issued on the Disbursal Account in payment of amounts due under Sections 4.6(a) and (b) and ship each check to the appropriate Tribunal.

                  (j) Electronic Data Interchange. Invoices from vendors approved for autofeed through Electronic Data Interchange will be processed by FSC initiating a wire transfer from the Disbursal Account. Unless otherwise indicated in any Change Notice, FSC shall change information related to this
Section 4.3(j) effective as of the first day of the calendar month beginning immediately after the date of receipt by FSC of such Change Notice.

                  (k) Check Requests. For all payables not described in Sections 4.3(a) through (j), Client shall submit a Check Request completed in accordance with the procedures set forth on Schedule 4.

                  (l) Electronic Payment. Any provision of this Agreement which permits or provides that FSC will prepare checks with respect to a payable shall be construed to permit FSC to make such payment by any commercially reasonable means, including electronic funds transfer.

                  (m) Signatures. FSC will have no obligation to verify signatures on any Check Request, Change Notice, Vendor Approval Forms, or other information submitted by or for Client that appears to be valid and in keeping with the procedures established by this Agreement. FSC remains free, however, in its sole discretion, to verify some or all Check Requests Change Notices, Vendor Approval Forms, and other information, and may (at its option) verify only a randomly selected sample of Check Requests, Change Notices, Vendor Approval Forms, and other information.

         4.4      Periodic Reporting.

                  (a) Financial Statements. After the end of each Accounting Period (or portion thereof) and fiscal year of Client (or portion thereof) during the Term, FSC will prepare and submit to Client detailed profit and loss statements (for the Accounting Period or fiscal year (or portion thereof) and year-to-date), for each Store individually and for all of the Stores (on a consolidated basis), and a balance sheet (as of the end of the Accounting Period or fiscal year (or portion thereof). The preliminary statements will be reviewed with Client within 6 business days after period end with finals to be delivered within the following two business days. Within the following week, a consolidated cash flow statement and an aging of receivables for all delayed payment items for which Client has submitted Delayed Payment Invoices in accordance with Section 4.2(b) will be delivered.

                  (b) Other Reports. FSC shall prepare and deliver to Client each report described on Schedule 3 with respect to the period or date described on Schedule 3.

                  (c) Statement Preparation. Although all statements will be prepared by FSC in accordance with Client's selection indicated on the Client Information Schedule, FSC makes no representation or warranty as to compliance of such statements with either generally accepted accounting principles or income tax return basis accounting.

                  (d) Information. FSC's obligations to prepare financial statements and other reports described in Sections 4.4(a), (b) and (c) are subject to Client providing to FSC all information (all such information to include allocations to specific general ledger categories) not available to FSC from the statements for the deposit accounts described in Sections 4.1(a) through (d). Client is solely responsible for providing to FSC all required accruals together with the related general ledger category.


         4.5      Tax Reporting.

                  (a) Not later than the date required by Law, with respect to each calendar year during the Term, FSC will issue (in accordance with applicable Law) Internal Revenue Service forms 1099 to all vendors actually paid by FSC on behalf of Client during such calendar year.

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                  (b) Not later than the date required by Law, with respect to each calendar year during the Term, FSC will: (i) issue (in accordance with applicable Law) Internal Revenue Service forms W-2 to all persons who were on the payroll of Client during such year (if FSC provided payroll services to Client throughout the entire calendar year) or (ii) provide Client with information sufficient for Client to prepare forms W-2 for all persons who were employees of Client during the portion of the calendar year in which FSC provided payroll services (if FSC did not provide those services throughout the entire calendar year).

                  (c) Not later than the date required by Law, with respect to each calendar year during the Term, FSC will: (i) issue (in accordance with applicable Law) Internal Revenue Service forms 940 and 941 to Client during such year (if FSC provided payroll services to Client throughout the entire calendar year) or (ii) provide Client with information sufficient for Client to prepare forms 940 and 941 (if FSC did not provide payroll services throughout the entire calendar year).

         4.6      Limited Tax Services.

                  (a) Sales Tax. Not later than the date required by Law, FSC will calculate the amounts of all state, county, and local sales taxes applicable to sales from all Stores, prepare all necessary reports, prepare checks issued on the Disbursal Account in payment of such taxes, and ship the report, check, mailing materials, and instructions to Client for any required signatures and further shipment by Client to the appropriate Tribunal.

                  (b) Property Taxes. Client shall forward to FSC a copy of all property tax statements not later than five Business Days after receipt by Client, together with a Check Request. FSC shall prepare a check issued on the Disbursal Account in payment of such taxes, and ship the copy of the tax statement, check, mailing materials and instructions to Client for any required signatures and further shipment by Client to the appropriate Tribunal.

                  (c) Income Taxes. Client is solely responsible for preparation of all federal, state, and local income tax returns and payment of all taxes required thereby.

         5. Polling. Client shall provide to FSC through UT&I (see contract at Exhibit b) the appropriate software to permit FSC to connect with and transmit to and receive information required by FSC to perform under this Agreement (such information to be in format and content acceptable to FSC) from Client's information systems (including Client's in-store back-of-house and point-of-sale systems), and all required third party consents to such actions. If Client cannot provide such connection or obtain all required consents, Client shall cause to be delivered to FSC, not later than the next Business Day after the date on which FSC could have obtained such information by polling, such information on media and in format and content acceptable to FSC. Client is solely responsible for assuring compatibility between all information systems (other than the Program Assets) and the Program Assets and shall pay all costs associated with such connections, consents and deliveries and shall reimburse FSC on demand for any costs incurred by FSC related thereto (to the extent such costs relate to either the initial setup or subsequent upgrades of equipment or software, but not the usual operation thereof).

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         6. Power of Attorney. Client authorizes and grants a power of attorney to FSC (through its representatives) to endorse Client's name on all checks (including mechanical signing and stamping) or other forms of payment in respect of and to effect electronic transfers from the disbursal account and payroll account pursuant to Section 4.1 to negotiate instruments, and to otherwise perform its obligations under this agreement. This power of attorney conferred hereby is deemed a power coupled with an interest and is irrevocable by Client prior to (a) the end of the term and (b) final payment to FSC of all amounts due to it under this agreement and each other agreement between FSC and Client.

         7. Excluded Services. FSC is providing only the specific services described in this Agreement. FSC will not provide, under this Agreement, other services, including license application or renewal, property management, human resources/benefit administration, federal, state or local income tax services, accounting for capital leases, or any auditing services.

         8. Accuracy of Materials Submitted. FSC has no responsibility for any inaccuracies in the financial statements, reports, returns and other information prepared by it pursuant to this Agreement to the extent that those inaccuracies arise from (a) the inadequacy or inaccuracy of the data provided by or for the benefit of Client, or (b) the willful or negligent actions or inactions of Client or Representatives of Client.

         9. Fees. In consideration of the services provided pursuant to this Agreement, Client shall pay to FSC the fees described on Schedule 2. FSC may pay itself pursuant to Section 4.3(h). Any amount not received by FSC within five Business Days will bear interest from such fifth Business Day until paid at the lesser of (a) the rate of 11% per annum and (b) the maximum rate all owed by Law. FSC reserves the right to charge Client additional fees for excessive use of Change Notices and requests for reports not described on Sections 4.4(a) and
(b).

         10. Condition Precedent. FSC has no obligation to perform under this Agreement prior to the occurrence of each of the following (all to the satisfaction of FSC):

                  (a)      Receipt by FSC of:

                           (i)      executed counterparts of this Agreement;

                           (ii)     documents required by Section 12.2;

                           (iii) signature plates or stamps necessary to endorse checks;

                           (iv) completed Schedules and Exhibits to this Agreement; and

                           (v) all other information to be provided by Client as required by this Agreement.

                  (b) Testing of Client's information systems, Franchisor's information system (if applicable) and the Program Assets and confirmation of their compatibility and reliability and ability to conduct the Program.

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         11.      Representations and Warranties

                  11.1 Representations and Warranties of Client. Client makes the following representations and warranties, each and all of which shall survive the execution and delivery of this Agreement.

                  11.1.1 Organization, Standing, Power and Authority. Client is duly organized as the type of entity and in good standing under the laws of the State described on the Client Information Schedule and of the jurisdictions in which it is doing business, and has full power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or document executed or to be executed by Client in connection herewith, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each other agreement or document to be executed by Client in connection herewith will be, duly executed and delivered by Client, enforceable against Client in accordance with its terms. Client possesses all Licenses necessary to the operation of its business and its performance of this Agreement.

                  11.1.2 Identification Numbers. The federal employer identification number, each state withholding tax identification number, each state workers compensation identification number, each state unemployment identification number and each sales tax identification number and each similar License number assigned to Client (or its Stores) are described on the Client Information Schedule or, with respect to numbers assigned to Stores, on Schedule 1.

                  11.1.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and any other agreements or documents contemplated hereby and the consummation by Client of the transactions contemplated hereby or thereby do not and will not:

                           (a) conflict with or constitute a violation of the
organizational on governance documents of Client;

                           (b) conflict with or constitute a violation of (with
or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any Tribunal or arbitrator which is applicable to or relates to client, if such conflict or violation could reasonably have a material adverse effect on the transactions contemplated by this Agreement; or

                           (c) with or without the giving of notice or the lapse
of time or both, violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provisions of, or require notice to or the consent of any third party under, any contract, agreement (including the Franchise Agreement), commitment, indenture, mortgage, deed of trust, lease, licensing agreement, note or other instrument or obligation to which Client is a party or by which Client is bound, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon Client or the ability of Client to perform its obligations under this Agreement or any other agreement or document contemplated hereby.

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                  Client acknowledges that FSC has not reviewed and shall not be charged with knowledge of any provisions of the Franchise Agreement or any other agreement between Franchisor and Client.

                  11.1.4 Consents. No consent, approval or authorization of, or designation, declaration of filing with, or notice to, any Tribunal or arbitrator under any provision of any Law, judgment, order, or decree is required on the part of Client in connection with the execution, delivery and performance of this Agreement or any other agreement or document contemplated hereby or with the consummation of the transactions contemplated hereby and thereby.

                  11.2 Organization, Standing Power and Authority. FSC is duly organized, validly existing and in good standing under the laws of the state of its organization, is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or document executed or to be executed by FSC in connection herewith, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each other agreement or document to be executed by FSC in connection herewith will be, duly executed and delivered by FSC and enforceable against FSC in accordance with its terms.

         12.      Affirmative Covenants.  During the Term:

                  12.1 Preservation of Existence and Similar Matters. FSC shall:

                           (a) preserve and maintain, or timely obtain and
thereafter preserve, maintain and comply with, its existence, Licenses and all other authorizations from any Tribunal, necessary or appropriate to perform its obligations and rights under this Agreement; and

                           (b) qualify and remain qualified and authorized to do
business in each jurisdiction in which it is necessary or appropriate to perform its obligations and rights under this Agreement.

                  12.2.    Insurance.  Client shall:

                           (a) Obtain and Maintain Insurance. Maintain and keep
in force, at its own expense, insurance against loss or damage to any Program Asset by act or omission by Client or any of its Representatives (including, but not limited, unauthorized access to or use of Program Assets, and transfer of any "virus" or other destructive code to any Program Asset or the property of any other Person via any Program Asset) in an aggregate amount satisfactory to FSC.

                           (b) General Insurance Provisions. Cause all policies
of insurance required by the provisions of Section 12.2(a) to:


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                                    (i) Contain an endorsement or agreement by
the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the insured which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the insured;

                                    (ii) Be issued by companies acceptable to
FSC;

                                    (iii) Name FSC as an additional insured in
such policies which shall contain standard cross liability clauses;

                                    (iv) Cause the liability it assumed under
this Agreement to be specifically insured under the contractual liability section of the liability insurance policies;

                                    (v) Cause the liability policy shall be
primary without right of contribution from any insurance of FSC;

                                    (vi) Have attached thereto an endorsement
which must provide that the carrier shall notify FSC in writing at least thirty days prior to any policy amendment, reduction, non-renewal or cancellation; and

                                    (vii) Cause the policy to otherwise be in
form and substance satisfactory to FSC.

                           (c) Evidence of Insurance. Furnish FSC with an
original copy of all policies of required insurance.

                           (d) Provisions of this Section 12.2 as to maintenance
of insurance shall not be construed as limiting in any way the extent to which Client may be held responsible for payment for damages to Persons or property resulting from its activities or the activities of any of its Representatives or other Person(s) for which FSC is otherwise responsible.

                  12.3     Reporting Requirements.  Furnish to FSC:

                           (a) Client Payments. Not later than five Business
Days after the end of each Accounting Period, Client shall deliver to FSC a schedule of all receipts and payment not handled by FSC, all marked to indicate general ledger categories.

                           (b) Information Folders. Client shall submit for each
Store (and each other facility of Client for which FSC performs services under this Agreement) an Information Folder to FSC, by overnight delivery service for delivery to FSC by Thursday or Friday of each week during the Term. Each Information Folder shall be prepared in accordance with, and contain the terms required by Schedule 5.

                           (c) Default. As soon as possible and in any event
within two days after knowledge by an officer of Client of the occurrence of any default under this Agreement, a notice from an officer of Client setting forth the details of such default, and the action being taken or proposed to be taken with respect thereto.

                           (d) Stores. Not later than thirty days prior to the
closure of any Store or the start of operations of any new Store, Client shall deliver to FSC notice with respect to such Store, together with all information to update the Client Information Schedule and Schedule 1.

                           (e) Other Information. Promptly upon written request,
such other information concerning the condition or operations of the Program as FSC may from time to time request.

                  12.4 Further Assurances. Client will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such additional agreements, undertakings, assignments, or other assurances, and take any and all such other action, as FSC may, from time to time, deem reasonably necessary or proper in connection with the Program and the obligations of Client hereunder, or for better assuring and confirming unto FSC Client's performance of its obligations. Client shall cooperate with FSC and provide FSC the information, reports, and materials necessary for FSC to provide the services contemplated by this Agreement. Except as specifically assigned to FSC in this Agreement, Client is responsible to provide all information and complete all actions necessary to performance of the Program.

         13. Transfer of Responsibilities. Prior to the end of the term, FSC will work with Client to accomplish a smooth transition of services from FSC to Client (or to another vendor chosen by Client). This transition must occur at one time; client may not assume portions of the services provided by FSC under this Agreement at different times. Client shall pay FSC all costs incurred by FSC related to termination of this Agreement and transition of the Program services from FSC to another Person, including the fees and expenses specified on the Client Information Schedule. Client recognizes and agrees that FSC incurs costs and expenses related to establishment and termination of the Program and that the termination fee specified on the Client Information Schedule is earned on the dates specified on the Client Information Schedule and is non-refundable.

         14.      Default and Termination.

                  (a) Neither FSC nor Client may terminate this Agreement except upon the occurrence of a Default (including the passage of any applicable grace or cure period).

                  (b) A "Default" exists if any of the following occur:

                           (i) Client shall fail to pay any amount payable to
FSC under this Agreement on the date due and such failure continues for five days.

                           (ii) Any representation or warranty made by either
party (or any of its Representatives) under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made;

                           (iii) Either Party shall fail to perform or observe
any term or covenant contained in and required by this Agreement;

                           (iv) The validity or enforceability of this Agreement
shall be contested by either party; or

                           (v) Any of the following shall occur: (A) either
party shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (B) either party shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or any substantial part of its assets, or shall commence any proceedings relating to such party under any debtor relief laws; (C) any such petition or application shall be filed, or any such proceedings shall be commenced, against either party, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (D) any final order, judgment, or decree shall be entered in any proceedings against either party decreeing its dissolution; or (E) any final order, judgment or decree shall be entered in any proceedings against either party decreeing its break-up which requires the divestiture of substantial part of its assets.

         15. Indemnification. Client shall indemnify, defend and hold harmless FSC, and its directors, officers, agents, employees, and representatives, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of this agreement (including in connection with or as a result, in whole or in part, of the negligence of any of them), any transaction related hereto or thereto, or any act, omission, or transaction of Client or any of its representatives with respect hereto and thereto; provided, however, that none of FSC or its representatives, as appropriate, shall be indemnified, defended, and held harmless pursuant to this Section 15 to the extent of any losses or damages which Client proves were caused by the indemnified party's willful misconduct or gross negligence.

         16.      Communications and Notices.

                           (a) Except accounting and other information for which
this Agreement specifically provides for delivery by data transmission or similar media, all communications between the parties shall be in writing.

                           (b) All information to be provided by either party
pursuant to Section 4 and all Information Folders shall be sent by Federal Express, UPS or other overnight courier of similar standing to the address stated on the Client Information Schedule, Item 3.

                           (c) All communications not described in Section
18(a), (b) or (d) may be delivered by any means considered expedient by the party, including by telecopy, and will be effective on the earlier of the date of actual receipt or three Business Days after mailing by first-class mail, postage prepaid, addressed to the address on the Client Information Schedule,
Item 3.

                           (d) Legal notices (such as notices of default or
termination) must be hand delivered or sent by Federal Express, UPS or other overnight courier of similar standing or certified United States mail, with (in either case) return receipt requested. Legal notices will be effective when actually delivered by hand or on the date shown on the delivery receipt. All legal notices shall be addressed to the address on the Client Information Schedule, Item 3.

                           (e) All addresses (for any purpose) may be changed
from time to time by a notice given in accordance with the provisions of Section 18(b). Notices of change of address will be effective, however, only after three Business Days have passed after the date on which the notice would otherwise become effective.

                           (f) The party transmitting or shipping information
shall bear the costs of such transmission or shipment.

         17.      Work Product.

                           (a) Client Information. Client and FSC each agree
that all information provided by Client to FSC and all reports, financial statements, deposit account records and other information prepared by FSC pursuant to this Agreement is the sole property of Client. FSC shall exercise the same level of care and confidentiality with respect to Client's non-public information provided to FSC by Client pursuant to this Agreement, as FSC exercises with respect to FSC's own financial information. Neither party will disclose any provision of this Agreement to any other Person (other than its counsel and independent auditors) without the prior written consent of the other party.

                           (b) FSC Information and Property. FSC does not by
this Agreement grant to Client any license to use any software or other property of FSC or any other Person (collectively, "Software"). To perform under this Agreement, Client may have view access only to Software. Client agrees and recognizes that: (i) the all such Software, together with any other data and materials supplied by FSC to Client pursuant to this Agreement, is the property of FSC or such other Person and remains so even after delivery to client; (ii) the Software and any other data and materials supplied by FSC to Client, in machine readable form or otherwise, are confidential and proprietary trade secrets of FSC or such other Person, protected by Law, and of substantial value to FSC or such other Person, and their use and disclosure must be carefully and continuously controlled; and (iii) the software is protected by the Copyright Laws of the United States. Client agrees to keep all property of FSC and each other Person free and clear of all Liens. The Software may not be installed or used on any central processing unit or its associated peripheral units unless installed by FSC. Client shall not, directly or indirectly, or permit others to: copy, duplicate, or furnish to others any physical or magnetic version of the Software; remove any copyright or other notice contained or included in any material provided by FSC or such other Person; create or attempt to create the source computer programs or any part of them from the operational object programs; change or modify the Software or create derivative works from them; or reverse engineer or attempt to reverse engineer the Software. Client shall notify FSC immediately of any unauthorized use.

         18. Change Notices. FSC shall not have any obligation to change any information provided or to be provided by Client unless such change is clearly stated in a Change Notice (together with any information necessary to effect such change) and such Change Notice is received by FSC not less than ten Business Days prior to the next Business Day on which any determination is made requiring such information. All Change Notices must be signed by any of the persons specified in the Client Information Schedule, Item 18.

         19. Independent Contractor. Nothing contained in this Agreement shall be construed to constitute FSC and Client as partners, joint venturers, principal and agent, or employer and employee. FSC will act hereunder solely as an independent contractor and will exercise exclusive control over any and all Persons hired by it. Neither party shall hold itself in a capacity contrary to the terms of this Agreement, and neither party shall become liable by reason of any representations, acts or omissions of the other party contrary to the provisions hereof.

         20. N/A.

         21. Improper Activities. FSC has no duty to discover or report to Client any willful or negligent actions or inactions of the employees or Representatives of Client or its vendors; nevertheless, if FSC discovers any material improper action or inaction by employees of Client or its vendors or their respective Representatives, and FSC elects (in its sole discretion) to report its findings to Client, FSC will not report its discovery to any officer or employee of Client except the individual or officer named on the Client Information Schedule as "Primary Improper Activities Contact" (unless the individual or officer named on the Client Information Schedule as "Primary Improper Activities Contact" appears to FSC, in its good faith judgment, to be directly involved in the improper actions, in which case FSC will report directly to the individual or officer named on the Client Information Schedule as "Secondary Improper Activities Contact"). If FSC does disclose to Client any such activities FSC believes in good faith are or may be improper, Client shall indemnify FSC for all claims and losses incurred by FSC related to such disclosure.

         22. Miscellaneous.

                  13.1 GOVERNING LAW. THIS AGREEMENT IS ENTERED INTO IN WICHITA, KANSAS, AND IS GOVERNED BY THE LAWS (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW) OF THE STATE OF KANSAS.

                  22.2 Multiple Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original.

                  22.3 Assignability. Client may not assign or grant a Lien on its rights and obligations under this Agreement without the prior written consent of FSC, which may be withheld in FSC's sole discretion.

                  22.4 Amendment. Neither this Agreement nor any exhibit or schedule hereto or any other related agreement may be amended except by written instrument signed by both Client and FSC.

                  22.5 Calendar. The Calendar will be completed to indicate specific dates during the Term on which either Client or FSC is to perform certain tasks. The Calendar will be prepared for administrative convenience of the parties and the terms of this Agreement will control over any conflict with the Calendar.

                  22.6 Non-Waiver. No delay by any party hereto in exercising any of its rights hereunder, or in the partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of any party's rights hereunder shall not be a waiver of, nor preclude the exercise of, any rights or remedies available to such party under this Agreement or in law or equity.

                  22.7 Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

                  22.8 Further Assurances. Each party hereto agrees to execute all such further documents and instruments and to do all such further things as the other party may reasonably request in order to give effect and to consummate the transactions contemplated hereby.

                  22.9 Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior understandings and agreements whether written or oral.

         IN WITNESS WHEREOF, Client and FSC have caused this Agreement to be executed by their respective officers thereunto duly authorized as the date first above written.



                                      Franchise Services Company, LLC


                                      By: /s/ Dale Hoyer
                                          -------------------------------------
                                          Dale Hoyer, President



                                      F & H Restaurant Corp.


                                      By: /s/ James K. Zielke
                                          -------------------------------------
                                          James K. Zielke,  Secretary
                                          -------------------------------------
                                          (Print Name)      (Print Title)

EXHIBIT A

Form of Change Notice

Send copy of current Employment Document with changes marked to FSC - see following

EXHIBIT B

Delayed Payment Invoice

*[See Attached]*

EXHIBIT C

Vendor Approval Form

*[See Attached]*

EXHIBIT D

Calendar

CLIENT INFORMATION SCHEDULE

1.       Effective Date:   March 1, 1999

2.       Termination Date: February 28, 2002

         Option Periods: Two-year option periods beginning immediately after termination date. (Pricing subject to change in option periods)

3.       Client Addresses

         9300 E. Central Ave., St. 100
         Wichita, KS 67206
                          ------------------

         -----------------------------------

         -----------------------------------
         Attn: Jim Zielke
         -----------------------------------

         Telephone No.: (316) 634-0505
         Telecopier No.:
                         --------------------

         Franchise Services Company, LLC
         2024 N. Woodlawn
         Suite 110
         Wichita, KS 67208
         Attn: Dale Hoyer

         Telephone No.: (316) 689-3320
         Telecopier No.: (316) 689-0722

         with a copy to:

         Donohoe, Jameson & Carroll, P.C.
         1201 Elm Street
         Suite 3400
         Dallas, Texas 75270
         Attn: Mr. John H. Holman, Jr.

         Telephone No.: (214) 698-3804
         Telecopier No.: (214) 744-0231

4.       Entity Type:      Corporation

         Jurisdiction of Organization: Delaware



5.       Lock Box

         P.O. Box 782558
         Wichita, Kansas 67278-2558

6.       Disbursal Account
         (As of  _____________, 199_)

         *[Bank]*
                                    Branch
         ---------------------------

         -----------------------------------

         -----------------------------------

         -----------------------------------

         Account Name:
                       ---------------------

         Account No.:
                     -----------------------

         ABA No.:
                  --------------------------

         Authorized Signatories (Complete Name and Title):


         -------------------------, ----------------------
         (Name)                     (Title)

         -------------------------, ----------------------
         (Name)                     (Title)

         -------------------------, ----------------------
         (Name)                     (Title)

         Telephone No.:  (   )
                               ---------------------------
         Telecopier No.:  (   )
                               ---------------------------

         Primary Contact:                      (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------

7.       Concentration Account
         (As of __________________, 199_)


         *[Bank]*
                                       Branch
         ------------------------------
         ------------------------------
         ------------------------------
         ------------------------------

         Account Name:
                       ---------------------

         Account No.:
                     -----------------------

         ABA No.:
                  --------------------------

         Authorized Signatories (Complete Name and Title):

         -------------------------, ----------------------
         (Name)                     (Title)

         -------------------------, ----------------------
         (Name)                     (Title)

         -------------------------, ----------------------
         (Name)                     (Title)

         Telephone No.:  (   )
                               ---------------------------
         Telecopier No.:  (   )
                               ---------------------------

         Primary Contact:                      (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------

8.       Payroll Account
         (As of __________________, 199_)

         *[Bank]*
                                       Branch
         ------------------------------
         ------------------------------
         ------------------------------
         ------------------------------

         Account Name:
                       ---------------------

         Account No.:
                     -----------------------

         ABA No.:
                  --------------------------

         Authorized Signatories (Complete Name and Title):

         -------------------------, ----------------------
         (Name)                     (Title)

         -------------------------, ----------------------
         (Name)                     (Title)

         -------------------------, ----------------------
         (Name)                     (Title)

         Telephone No.:  (   )
                               ---------------------------
         Telecopier No.:  (   )
                               ---------------------------

         Primary Contact:                      (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------
         Alternate Contact:                    (   )
                              --------------        ------------

9.       Reconciliation Variance amount:    $100.00

         Taxpayer identification and sales tax number
         *[To be provided by Client]*

10.      Federal taxpayer identification number:
                                                 ------------------------------

         *[State]*[Other jurisdiction]*

                  Withholding tax identification number:
                                                         ----------------------

                  Unemployment Tax identification number:
                                                         ----------------------

                  Sales tax identification number:
                                                   ----------------------------

         *[State]*[Other jurisdiction]*

                  Withholding tax identification number:
                                                         ----------------------

                  Unemployment Tax identification number:
                                                         ----------------------

                  Sales tax identification number:
                                                   ----------------------------

         *[State]*[Other jurisdiction]*

                  Withholding tax identification number:
                                                         ----------------------

                  Unemployment Tax identification number:
                                                         ----------------------

                  Sales tax identification number:
                                                   ----------------------------

11.      Benefit Providers
         *[To be provided by Client]*

12.      Required Software
         *[To be provided]*

13.      Financial Statement Preparation Format
         GAAP Basis

14.      Guaranty/Collateral

An amount equal to the anticipated one month fees due FSC shall be delivered to and held by FSC as security for payment of all amounts due FSC under the Agreement, such amount may be held by FSC at its election in any account by FSC, without interest. Upon notice by FSC, Client shall deliver to FSC such additional amount as FSC may request based on increased fees.

15.      Payroll Polling Date

         ------------------------------
         ------------------------------
         ------------------------------

16.      Payroll Payment Date

         ------------------------------
         ------------------------------
         ------------------------------

17.      Credit/Debit Card Procedures

         ------------------------------
         ------------------------------
         ------------------------------
         ------------------------------

18.      Change Notice Required Signatories

         -----------------------,   ------------
         (Name)                     (Title)


         -----------------------,   ------------
         (Name)                     (Title)


19.      Primary Improper Activities Contact

         -----------------------,   ------------
         (Name)                     (Title)

         ------------------------------
         ------------------------------
         ------------------------------

20.      Secondary Improper Activities Contact

         -----------------------,   ------------
         (Name)                     (Title)

         ------------------------------
         ------------------------------
         ------------------------------

21.      Termination Fees

Upon the first to occur of (a) sixty days before the Termination Date and (b) receipt by FSC of notice from Client of Client's election to terminate this Agreement, Client shall pay to FSC a non-refundable termination fee equal to lesser of (y) $25,000 or (z) the aggregate amount of fees due FSC under this Agreement for the one Accounting Period ended immediately prior the appropriate event described in clause (a) or (b).

Notwithstanding the foregoing, if Client terminates this Agreement for Default, the termination fee hereunder shall equal the lesser of FSC's actual incurred costs to terminate and transition the Program services, or $25,000.

SCHEDULE 1

Stores, Store Depository Accounts and Store Phone Numbers


*[Client to provide following information for each State]*

Unit No.:
         ---------------------
------------------------------
------------------------------
------------------------------

Sales Tax No.:____________

Telephone No.:  (   )
                      ---------------------------
Telecopier No.:  (   )
                      ---------------------------

Rent Information:

Lessor name and Address (same as payee, unless otherwise indicated):

------------------------------
------------------------------
------------------------------
------------------------------

Telephone No.:  (   )
                      ---------------------------
Telecopier No.:  (   )
                      ---------------------------

Rent Rate;

------------------------------
------------------------------
------------------------------

Calculation Method for non-fixed rent amount:

------------------------------
------------------------------
------------------------------

Store Depository Account
(As of _________________, 199_)

*[Bank]*

                              Branch
------------------------------
------------------------------
------------------------------
------------------------------

Account Name:
              ---------------------

Account No.:
            -----------------------

ABA No.:
         --------------------------

Authorized Signatories (Complete Name and Title):

-------------------------, ----------------------
(Name)                     (Title)

-------------------------, ----------------------
(Name)                     (Title)

-------------------------, ----------------------
(Name)                     (Title)

Telephone No.:  (   )
                      ---------------------------
Telecopier No.:  (   )
                      ---------------------------

Primary Contact:                      (   )
                     --------------        ------------
Alternate Contact:                    (   )
                     --------------        ------------
Alternate Contact:                    (   )
                     --------------        ------------
Alternate Contact:                    (   )
                     --------------        ------------

SCHEDULE 2

Service Charges
(As of March 1, 1999)

Accounting/Bookkeeping Services

1.       $900.00 per Store per Accounting Period.

2.       Conversion costs estimated to be $20,000 - 30,000.

3. As Total Entertainment develops new restaurants subsequent to the Franchise Services conversion date, the per period accounting services fee (based upon thirteen four week periods per year) will be as follows:

                  Next 35 developed         $850/period/store
                  Next 35 developed         $800/period/store
                  Next 35 developed         $750/period/store

4. As Total Entertainment is able to send incremental business (new customers) to Franchise Services, the pay period charge to Total Entertainment will be reduced by 5% of the incremental business fees received by Franchise Services. Such reductions will be limited to 10% of the accounting services fee charged to Total Entertainment by Franchise Services and will continue for the lessor of the contract term for the incremental business or Total Entertainment's contract term with Franchise Services.

5. All of the prices quoted in this contract related to services provided by Franchise Services will remain constant for the three-year term of the agreement.

6. As restaurants are developed there will be no additional conversion costs. Should Total Entertainment acquire restaurants, then it is probable that a conversion fee will be charged to cover the costs of converting/transitioning historical data related to vendors, payroll and certain GL information for the stores acquired.

7. Any additional services and charges are contracted separately (including bonus calculation program, license renewal, human resource/benefit administration, auditing, income taxes, property management).

Polling/Reporting Services

See separate contract between UT&I and Total Entertainment Restaurant Corp.

SCHEDULE 3

Reports Prepared by FSC

*[To be Provided]*

SCHEDULE 4

Check Request Procedures

(See Attached)

SCHEDULE 5

Information Folder Requirements